Exhibit 15.6
Consent of John Litz and J.E. Litz and Associates, LLC

EXHIBIT 15.6
CONSENT OF JOHN LITZ AND J.E. LITZ AND ASSOCIATES, LLC
5906 McIntyre Street
Golden, Colorado 80403-7445

November 26, 2014

CONSENT OF EXPERT

VIA EDGAR

United States Securities and Exchange Commission:

RE:	Tasman Metals Ltd. Annual Report on Form 20-F for the year ended August 31, 2014 (the "Annual Report") and Management's Discussion and Analysis for the Year Ended August 31, 2014 (the "2014 MD&A").

To Whom It May Concern:

I refer to certain technical information referenced in the Annual Report and/or 2014 MD&A which I prepared or verified (the "Technical Information").

I, individually and on behalf of J.E. Litz and Associates, LLC, hereby consent to the use of our names and the Technical Information, and summaries thereof, and inclusion and incorporation by reference thereof and information derived from such Technical Information in the Annual Report, the 2014 MD&A and/or Tasman Metals Ltd.'s Registration Statement on Form F-3 (File No. 333-190863) filed with the United States Securities and Exchange Commission.

Yours truly,

/s/  John Litz
John Litz, individually and on behalf of J.E. Litz and Associates, LLC

President
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